FOR IMMEDIATE RELEASE

VILLAGE BANK AND TRUST FINANCIAL CORP. AND RIVER CITY BANK
JOINTLY ANNOUNCE DEFINITIVE MERGER AGREEMENT

$20.2 million merger significantly increases Village Bank’s presence in the greater
Richmond market

RICHMOND, VA, March 10, 2008 – Village Bank and Trust Financial Corp. (Nasdaq: VBFC) (“Village Bank”) and River City Bank (Nasdaq: RCBK) (“River City”) today jointly announced the signing of a definitive merger agreement in which River City will merge with and into Village Bank in a transaction valued at approximately $20.2 million payable in common stock and cash. The resulting company is expected to have approximately $513 million in total assets, $423 million in gross loans, $444 million in total deposits and 13 full service branches in the Richmond metropolitan market.

Under the terms of the merger agreement, which was approved by the Board of Directors of both companies, shareholders of River City will be entitled to elect to receive either cash in the amount of $11.00 for each share, or 1.0 share of Village Bank common stock for each share of River City common stock (excluding consideration with respect to River City options), subject to proration of 80% common stock and 20% cash if either cash or common stock is oversubscribed. The combination of the two banks provide the shareholders of River City Bank with a premium of 45% over its closing price on March 7, 2008.

William D. Stegeman, President and CEO of River City, has signed an employment agreement with Village Bank to be effective at the closing of the transaction. In addition, four current River City Directors will be added to the Board of Directors of Village Bank. Accordingly, the resulting company will be governed by a Board of Directors of twelve, with eight from Village Bank and four from River City.

The merger is expected to be accretive to Village Bank’s earnings per share in the first full year of operation. It is anticipated that the transaction will be completed in the third quarter of 2008, pending regulatory approvals and approval of the shareholders of both companies.

Thomas W. Winfree, President and CEO of Village Bank, said, “This transaction substantially enhances Village Bank’s ability to quickly achieve its long standing goal of becoming ‘The Premier Community Financial Institution’ in the Richmond metropolitan market by encircling all of the Richmond geographic area. We offer our heartfelt welcome to our Mechanicsville neighbors of River City Bank into our Village Family. I feel this growth in our organization will create many more employment opportunities over the long run as we continue our strong growth.”

Moreover, Mr. Winfree stated, “In partnership with the customers, employees and shareholders of River City Bank, the new ‘Village Bank’ will be the ‘Premier Community Financial Institution’ headquartered in the Richmond, Virginia area and, accordingly, will have the unique opportunity and ability to quickly gain more ground and bring to Richmond, once again, a very strong, substantial, and locally owned and operated Bank.

“In combining with River City, we expect substantial expense savings totaling in excess of $1.3 million in the first full year after the merger is consummated which will benefit all of our shareholders, both new and existing. I am also very pleased that this coincides with our expansion this summer into our new corporate headquarters building at Watkins Centre near Midlothian Turnpike and Route 288 in Chesterfield County.”

Craig Bell, Chairman of the Board of Village Bank comments “We sincerely look forward to working with and benefiting from our new Directors who have helped guide River City Bank so positively towards their success thus far. Moreover, the addition of the new group of stockholders coming to us from River City will be a tremendous benefit as we look forward to their enthusiastic support of our growing and successful Bank.”

Finally, Mr. Winfree said, “Once again, all of our ‘Village People’ say ‘Hello Neighbor’ to our new River City team members. We look forward to working with you and growing with you as you become part of the Village Bank team to achieve our dream of becoming Richmond’s ‘Premier Community Financial Institution.’”

“The Board of Directors of River City Bank is pleased to announce our pending merger with Village Bank.  We firmly believe that our commitment to serve the Richmond market will be strengthened by the joining of our respective organizations.  The merger will leverage our common strengths and create more opportunities for our employees, add more services and products for our customers, and enhance shareholder value both near and long term,” said William D. Stegeman, President and CEO of River City.

“We see this transaction as a unique opportunity to bring two very compatible banking companies together that share similar cultures and visions for the future. By partnering with Village Bank, we will build a more vibrant company that advances us to the next level where we believe shareholders will benefit from increased earning opportunities and a larger market presence,” said Michael A. Katzen, Chairman of River City.

The transaction is subject to, and requires the approval of both Village Bank’s and River City’s shareholders and banking and other regulators. Scott & Stringfellow, Inc. acted as financial adviser and rendered an opinion of fairness to Village Bank; McGuireWoods LLP acted as Village Bank’s legal counsel. Davenport & Company, LLC, acted as financial adviser and rendered an opinion of fairness to River City, and Williams Mullen acted as its legal counsel.

Village Bank, with approximately $393 million in assets, is a local bank holding company headquartered in Midlothian, VA. Since its inception in 1999, Village Bank has embarked on a strategic retail branch expansion. Village Bank has ten retail branch locations and provides commercial and consumer banking services in suburban Chesterfield County, Hanover County, Henrico County, Powhatan County and the City of Richmond.

River City, with assets of approximately $122 million, is headquartered in Mechanicsville, VA. River City currently operates three banking locations, two of which are located in Mechanicsville, VA, and a third banking office in Highland Springs, VA.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between River City Bank (“River City”) and Village Bank and Trust Financial Corp. (“Village Bank”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Village Bank’s and River City’s plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the respective managements of Village Bank and River City and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Village Bank and River City may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of River City and/or Village Bank may fail to approve the Merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Village Bank’s and River City’s markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; and (11) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K) filed by Village Bank with the Securities and Exchange Commission and available on the SEC’s Web site www.sec.gov and by River City with the Board of Governors of the Federal Reserve System.

Village Bank and River City caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Village Bank or River City or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Village Bank and River City do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

River City and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of River City in connection with the Merger. Information about the directors and executive officers of River City and their ownership of River City common stock is set forth in the proxy statement, dated April 27, 2007, for River City’s 2007 annual meeting of shareholders, as filed with the Board of Governors of the Federal Reserve System on a Schedule 14A. Additional information regarding the interests of such participants may be obtained by reading the joint proxy statement/prospectus to be distributed to River City’s shareholders in connection with the Merger when it becomes available.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Village Bank intends to file with the SEC a joint proxy statement/prospectus and other relevant materials in connection with the Merger. The joint proxy statement/prospectus will be mailed to the shareholders of River City and Village Bank. Investors and security holders of River City and Village Bank are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about River City, Village Bank and the Merger.

The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by or Village Bank may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Board of Governors of the Federal Reserve System by River City by contacting William D. Stegeman, River City Bank, 6127 Mechanicsville Turnpike, Mechanicsville, VA 23111-4569, telephone 804-730-4300 or from River City’s web site at www.rivercitybank.org. Investors and security holders may obtain free copies of the documents filed with the SEC by Village Bank by contacting Thomas W. Winfree, Village Bank and Trust Financial Corp., 1231 Alverser Drive, Midlothian, VA 23113-2650, telephone 804-897-3900 or from Village Bank’s web site at www.villagebank.com.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

For Village Bank and Trust Financial Corp.:
Investor Contact:
Thomas W. Winfree
804-897-3900
twinfree@villagebank.com

For River City Bank:
Investor Contact:
William D. Stegeman
804-730-4100
wm.stegeman@rivercitybank.org